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Exhibit 99.2

        Notice of Guaranteed Delivery
for
Tender of Registered Shares
of
Foster Wheeler AG
to
AMEC International Investments BV

(Not to Be Used For Signature Guarantees)

THE OFFER, AND YOUR RIGHT TO WITHDRAW FOSTER WHEELER SHARES YOU
TENDER IN THE OFFER, WILL EXPIRE AT 11:59 P.M. NEW YORK CITY TIME
ON 31 OCTOBER 2014 (3:59 A.M. LONDON TIME ON 1 NOVEMBER 2014; 4:59 A.M.
ZUG TIME ON 1 NOVEMBER 2014) ("THE EXPIRATION TIME")
UNLESS THE EXPIRATION TIME IS EXTENDED.

THERE WILL BE NO SUBSEQUENT OFFERING PERIOD.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if the procedure for book-entry transfer, as described in the prospectus forming part of the registration statement on Form F-4, file number 333-                        , as amended and/or supplemented (the "Prospectus"), cannot be completed prior to the Expiration Time, or if time will not permit all required documents to reach the exchange agent prior to the Expiration Time. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the exchange agent as described in the Prospectus.

The exchange agent for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, NY 10272-2042	By Hand, Express Mail, Courier or Other Expedited Service: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

For Notice of Guaranteed Delivery
By Facsimile
Facsimile Transmission:
(For Eligible Institutions Only)
(718) 234-5001
To Confirm Facsimile Only:
(718) 921-8317

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a properly completed and duly executed letter of transmittal for use in connection with accepting the Offer in respect of shares of Foster Wheeler AG, a company organised under the laws of Switzerland ("Foster Wheeler"), par value CHF3.00 per share ("Foster Wheeler shares") (a "Letter of Transmittal") is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        THE GUARANTEE ON PAGE 5 MUST BE COMPLETED.

MIX AND MATCH ELECTION

        Election A.    ELECTION TO RECEIVE CASH, AMEC SECURITIES (IN THE FORM OF AMEC SHARES OR AMEC ADSs) OR A MIX OF CASH AND AMEC SECURITIES

(See Instruction 5 of the related Letter of Transmittal)

        Please indicate whether you wish to receive your consideration in the form of (i) the Cash Consideration, (ii) the Share Consideration or (iii) a combination of the Cash Consideration and the Share Consideration by checking the appropriate box below. You must mark one and only one of boxes A(1), A(2) or A(3) to participate in the election. Depending on the elections made by other tendering Foster Wheeler shareholders, you may receive a proportion of Cash Consideration and/or Share Consideration that is different from what you elected. Therefore, you must also provide the details in Election B, "Election to Receive Certificated AMEC Shares, Uncertificated AMEC Shares, or Certificated or Uncertificated AMEC ADSs".

(A)
(1)  ☐    Check here if you would like to receive the Cash Consideration for all of your Foster Wheeler shares, subject to proration.

OR

(A)
(2)  ☐    Check here if you would like to receive the Share Consideration (in the form of AMEC shares or AMEC ADSs) for all of your Foster Wheeler shares, subject to proration and the payment of cash in respect of fractional AMEC shares.

OR

(A)
(3)  ☐    Check here if you would like to receive a combination of the Cash Consideration and the Share Consideration.

(a)    Insert the number of Foster Wheeler shares for which you elect to receive the Cash Consideration, subject to proration and the payment of cash in respect of fractional AMEC shares, here:

(b)    Insert the number of Foster Wheeler shares for which you elect to receive the Share Consideration (in the form of AMEC shares or AMEC ADSs), subject to proration and the payment of cash in respect of fractional AMEC shares, here:

Note: The sum of the number in (a) and the number in (b) must equal the total number of Foster Wheeler shares being tendered under the Letter of Transmittal.

        If you fail to check one of boxes A(1), A(2) or A(3), you will receive the type of consideration that is not oversubscribed, which will depend on the valid elections of tendering Foster Wheeler shareholders.

        Election B.    ELECTION TO RECEIVE CERTIFICATED AMEC SHARES, UNCERTIFICATED AMEC SHARES, OR CERTIFICATED OR UNCERTIFICATED AMEC ADSs*

(See Instructions 6 and 7 of the related Letter of Transmittal)

        Please indicate whether you wish to receive your AMEC securities (i) in the form of an AMEC share certificate, (ii) in the form of an AMEC share by taking delivery through uncertificated book-entry form, (iii) AMEC ADSs represented by a certificated receipt, (iv) in the form of AMEC ADSs by taking delivery through the Direct Registration System maintained by DTC or (v) in the form of AMEC ADSs by taking delivery through the book-entry confirmation facilities of DTC by checking the appropriate box below. You must mark one and only one of boxes B(1), B(2), B(3), B(4) or B(5) to participate in this election. Depending on the elections made by other tendering Foster Wheeler shareholders, you may receive a proportion of Cash Consideration and/or Share Consideration that is different from what you elected. Therefore, you must mark one of boxes B(1), B(2), B(3), B(4) or B(5) even if you elect to receive the Cash Consideration above.

(B)
(1)  ☐    Check here if you would like to receive AMEC shares, represented by a certificate.

OR

(B)
(2)  ☐    Check here if you would like to hold AMEC shares in uncertificated form on the books and records of AMEC.

OR

(B)
(3)  ☐    Check here if you would like to receive AMEC ADSs, represented by a certificated receipt.

OR

(B)
(4)  ☐    Check here if you would like to receive AMEC ADSs via the Direct Registration System maintained by DTC.

OR

(B)
(5)  ☐    Check here if you would like to receive AMEC ADSs via the book-entry confirmation facilities of DTC.

        If you fail to check one of boxes B(1), B(2), B(3), B(4) or B(5), or are found not to satisfy the eligibility criteria, the AMEC securities to which you are entitled will, provided that your Foster Wheeler shares have otherwise been validly tendered and not withdrawn, be delivered to you in the form of uncertificated AMEC shares.

*
Unless the "Special Issuance Instructions" in the Letter of Transmittal are completed and accompanied by a Medallion Guarantee and any supporting documentation, the AMEC shares or AMEC ADSs (as applicable) will be issued in the name(s) of the registered holder(s) as it/they appear in the section entitled "Description of Foster Wheeler Share(s) Tendered" in the Letter of Transmittal.

PLEASE RETURN THIS FORM TO THE
BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

Ladies and Gentlemen:

        The undersigned hereby tenders to AMEC International Investments BV, a company organised under the laws of the Netherlands and a direct wholly-owned subsidiary of AMEC plc ("AMEC"), a company organised under the laws of England and Wales, upon the terms and subject to the conditions set forth in the prospectus forming part of the registration statement on Form F-4, file number 333-                , as amended and/or supplemented (the "Prospectus"), and the related letter of transmittal, as amended and/or supplemented, for use in connection with accepting the Offer (as defined below) in respect of registered shares, par value CHF3.00 per share, ("Foster Wheeler shares") of Foster Wheeler AG, a company organised under the laws of Switzerland (the "Letter of Transmittal" and, together with the Prospectus, the "Offer"), receipt of which is hereby acknowledged, the number of Foster Wheeler shares set forth below, pursuant to the guaranteed delivery procedures set forth in the section entitled "The Offer—Procedures for Tendering Foster Wheeler Shares—Guaranteed Delivery Procedures" in the Prospectus.

Number of Foster Wheeler Shares Tendered:	Signature(s):

Name(s) of Record Holders:
Please Type or Print

Address(es):

Name of Tendering Institution:	Zip Code

DTC Participant Number:	Telephone No.(s):

Transaction Code Number:	Dated:

 DELIVERY GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program or other eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), (an "Eligible Institution"), guarantees to deliver to the exchange agent confirmation of book-entry transfer of Foster Wheeler shares tendered into the exchange agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, together with a book-entry confirmation along with an agent's message (as applicable) and any other required documents, within three US business days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and any other required documents to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:	Authorised Signature:

Address:		Name:
	Zip Code	Please Type or Print

Title:

Telephone No.:	Dated:

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  Exhibit 99.2
DELIVERY GUARANTEE (Not to be used for signature guarantees)